Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 28, 2011, but is effective as of December 31, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 (“Bank”) and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2009, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of March 24, 2010, between Borrower and Bank, and as further amended by a certain Fourth Loan Modification Agreement dated as of March 24, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.
DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.
The Loan Agreement shall be amended by deleting each of (i) Section 2.1.2 (Letters of Credit Sublimit), (ii) Section 2.1.3 (Foreign Exchange Sublimit), and (iii) Section 2.1.4 (Cash Management Services Sublimit) in their entirety.

2.	The Loan Agreement shall be amended by deleting the following Section 2.2 (Overadvances) thereof in its entirety:

“2.2           Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2           Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

3.	The Loan Agreement shall be amended by deleting Section 2.4(c) thereof (Letter of Credit Fee) in its entirety.

4.	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 (Grant of Security Interest) thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“           Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank’s then current practice for Bank Services, if any.  In the event such Bank Services consist of  outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating  to such  Letters of Credit.”

5.	The Loan Agreement shall be amended by deleting the following Section 6.7 (Financial Covenants) thereof in its entirety:

“6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a)           Adjusted Quick Ratio.  An Adjusted Quick Ratio of at least: (i) prior to 2009 Effective Date No. 2, 1.25 to 1.0, and (ii) on and after 2009 Effective Date No. 2, 1.50:1.0.”

(b)
Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2010 Effective Date, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2, and (iii) on and after the 2010 Effective Date, Twenty-Two Million Dollars ($22,000,000.00), provided, however, that such amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of convertible or other indebtedness for borrowed money after the 2010 Effective Date, plus (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the 2010 Effective Date.”

and inserting in lieu thereof the following:

“6.7           Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a)           Adjusted Quick Ratio.  An Adjusted Quick Ratio of at least: (i) prior to 2009 Effective Date No. 2, 1.25 to 1.0, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2011 Effective Date, 1.50:1.0, and (iii) on and after the 2011 Effective Date, 1.20:1.0.

(b)
Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2010 Effective Date, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2, (iii) (x) on and after the 2010 Effective Date through and including the date that is one (1) day prior to the 2011 Effective Date, Twenty-Two Million Dollars ($22,000,000.00), and (y) on and after the 2011 Effective Date, Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00), provided, however, that such amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of convertible or other indebtedness for borrowed money after the 2011 Effective Date, plus (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the 2011 Effective Date.”

6.	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 12.8 (Survival) thereof:

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

7.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

“           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, 2010 Equipment Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

 “           “FX Forward Contract” is defined in Section 2.1.3.”

“           “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

“           “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“           “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“           “Revolving Line Maturity Date” is March 29, 2012.”

and inserting in lieu thereof the following:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

“           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, 2010 Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

 “           “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“           “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

 “           “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“           “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

 “           “Revolving Line Maturity Date” is December 29, 2012.”

8.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “2011 Effective Date” is December 31, 2011.”

“           “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“           “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

9.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           PERFECTION CERTIFICATE.  Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement (the “Updated Perfection Certificate”) dated as of the 2011 Effective Date, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of June 18, 2009.  Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.           CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CHYRON CORPORATION

By: /s/ Jerry Kieliszak

Name: Jerry Kieliszak

Title: SVP & CFO, Treasurer and Corporate Secretary

BANK:

SILICON VALLEY BANK

By: /s/ A. Bonnie Ryan
Name: A. Bonnie Ryan
Title: Vice President

EXHIBIT A - COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK                                                                                                     Date:
FROM:  CHYRON CORPORATION

The undersigned authorized officer of CHYRON CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days		Yes No
Annual financial statement (CPA Audited)	FYE within 90 days		Yes No
Borrowing Base Certificate (with A/R & A/P Agings)	Monthly within 30 days		Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:

Adjusted Quick Ratio (to be tested on the last day of each month)	1.20:1.0	____:1.0	Yes No
Tangible Net Worth (to be tested on the last day of each quarter)	$*	$________	Yes No

*As set forth in Section 6.7(b) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
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CHYRON CORPORATION By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:                    _________________________

Verified: ________________________
authorized signer
Date:                    _________________________

Compliance Status:                                         Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.20:1.00
Actual:                                ____:1.00

A.	Aggregate value of the unrestricted cash of Borrower	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$
F.	Current Liabilities (the sum of lines D and E)	$
G	Deferred Revenue	$
H	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.20:1.00?

_______                        No, not in compliance                                                                                     _______                         Yes, in compliance

II.           Tangible Net Worth (Section 6.7(b))

Required:                      $_________ (as set forth in Section 6.7(b) of the Agreement)

Actual:                                $_________

_______                        No, not in compliance                                                                                     _______                        Yes, in compliance